Exhibit 10.7

8% NEGOTIABLE CONVERTIBLE PROMISSORY NOTE

NEITHER THE ISSUANCE AND SALE OF THIS NOTE NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE UNDER THE SECURITIES ACT, AS APPLICABLE, OR (B) AN OPINION OF COUNSEL (SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE OFFERED FOR SALE, SOLD, ASSIGNED OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM REGISTRATION; PROVIDED THAT SUCH OPINION OF COUNSEL SHALL NOT BE REQUIRED IN CONNECTION WITH ANY SUCH SALE, ASSIGNMENT OR TRANSFER TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS, PRIOR TO SUCH SALE, ASSIGNMENT OR TRANSFER, AN AFFILIATE OF THE HOLDER OF THIS NOTE, OR (II) UNLESS THE HOLDER PROVIDES THE COMPANY WITH ASSURANCE (REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH NOTE OR THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THE NOTE CAN BE SOLD, ASSIGNED OR TRANSFERRED PURSUANT TO RULE 144.

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING, WITHOUT LIMITATION, SECTIONS 3(c)(iii) AND 13(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

PLAYERS NETWORK

a nevada corporation

8% NEGOTIABLE CONVERTIBLE PROMISSORY NOTE

Issuance Date:	August 9th 2012	Principal Amount: U.S. $50,000.00
Maturity Date:	June 1, 2013	(subject to Section 3(c)(iii) hereof)

FOR VALUE RECEIVED, Players Network, a Nevada corporation (the “Company”), hereby promises to pay to the order of Continental Equities, LLC, a New York limited liability company or its assign(s)(each, a “Holder”) the principal amount set forth above (as increased and/or decreased pursuant to the terms hereof by reason of the accrual of Interest, deferral of Interest, partial conversion or otherwise, and together with the principal amount of any additional convertible debt instruments issued by the Company to the Holder in accordance herewith, the “Principal”) when due, whether upon the Maturity Date, acceleration or otherwise (in each case in accordance with the terms hereof), together with accrued interest at 8% per annum (“Base Interest Rate”) on any outstanding Principal from time to time (“Interest”).

The Principal amount shall be due and payable on the Maturity Date set forth above. Interest shall be due and payable, in arrears, on the last day of each month while any portion of the Principal Amount remains outstanding. The first such interest payment shall be August 31, 2012. All accrued and unpaid interest shall be due and payable on the first date that the Principal Amount becomes due and payable, whether upon the Maturity Date, acceleration, conversion or otherwise (in each case, in accordance with the terms hereof).

This 8% Negotiable Convertible Promissory Note (this “Note”) is being issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of the date hereof, by and between the Company and the Holder (the “Purchase Agreement”), and is entitled to the benefits of, and evidences obligations incurred under, the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement), to which reference is made for a description of the security for this Note, if any, and for a statement of the terms and conditions on which the Company is permitted and required to make prepayments and repayments of principal of the obligations evidenced hereby and on which such obligations may be declared to be immediately due and payable. This Note represents a full recourse obligation of the Company.

Certain capitalized terms used herein are defined in Section 23.

MATURITY AND PREPAYMENT.

(a) On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 19(b)), if any. The “Maturity Date” shall be May 31, 2013, subject to acceleration as provided below.

(b) The Company may prepay this Note together with all accrued and unpaid interest hereon at any time upon not less than 30 days’ prior written notice, and the payment to the Holder of (i) the entire Principal Amount then outstanding on the Note, (ii) all accrued and unpaid Interest on the Note, (iii) all accrued and unpaid Late Charges, (iv) any fees or expenses due to the Holder hereunder, and (v) a prepayment premium computed as follows:

(A) an amount equal to all interest that would have accrued on the then outstanding Principal amount of the Note through its scheduled Maturity Date, plus

(B) an amount calculated as follows:

(2) if the prepayment is to be made at or before 5:00 pm, local New York City Time on or before the 60th day following the date of this Note, an amount equal to 125% of the then outstanding Principal amount of the Note, or

(3) if clause (ii) does not apply, and if the prepayment is to be made at or before 5:00 pm local New York City Time on or before the 120th day following the date of this Note, an amount equal to 135% of the then outstanding Principal amount of the Note, or

(4) if neither clause (ii) nor clause (iii) apply, then an amount equal to 150% of the then outstanding Principal amount of the Note. or

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(c) During the 30 day notice period under Section 1(b) applicable to prepayments, the Holder may, at its option, covert all or any portion of the Principal or Interest on this Note outstanding on the date of conversion.

PAYMENT OF INTEREST DEFERRAL; POST DEFAULT AND POST JUDGMENT INTEREST.

So long as no Event of Default has occurred and is continuing, (i) the outstanding Principal balance of this Note shall accrue interest from the Issuance Date at the Base Interest Rate based on a 360-day year and the actual number of days elapsed in any partial year and (ii) the Company may elect to defer payment of any monthly interest payment due on this Note by giving the Holder notice of its election to defer interest at least three (3) business days prior to the applicable interest payment date (the “Interest Deferral Notice”). If the Company has timely given such notice of deferral to the Holder, then the accrued Interest that would otherwise have become and due and payable on such interest payment date shall be added to the outstanding Principal balance of this Note on the date that the such Interest would otherwise have become due and payable and such deferred Interest shall thereafter itself, as part of such Principal balance, accrue Interest at the applicable interest rate reserved hereunder or the Default Rate, as the came may require. All such accrued Interest added to the outstanding Principal balance pursuant to the immediately preceding sentence shall be payable on the same terms and subject to the same conditions set forth herein. Upon the occurrence of an Event of Default, Interest shall be calculated at the Default Rate as set forth in Section 2(c) below.

Following the Maturity Date, or upon the occurrence of an Event of Default, and following the entry of judgment hereon, interest shall accrue, be payable and be calculated at the rate of 16% per annum (the “Default Rate”) or, if such rate exceeds the maximum rate permitted under applicable law, then the Default Rate shall be the maximum rate permitted under applicable law.

Notwithstanding any other provision of this Note, the aggregate annual interest rate payable with respect to this Note (including all charges and fees deemed to be interest pursuant to applicable law) shall not exceed the maximum annual rate permitted by applicable law. In the event the aggregate annual interest rate payable with respect to this Note (including all charges and fees deemed to be interest under applicable laws) exceeds the maximum legal rate, the Company shall only pay Interest to the Holder at the maximum permitted rate and the Company shall continue to make such Interest payments at the maximum permitted rate until all amounts, fees and obligations required to be paid hereunder have been paid in full.

This Note is one of a series of notes issued by the Company pursuant to the Purchase Agreement containing substantially identical terms and conditions. Such Notes are referred to herein as the “Notes,” and the holders thereof (including the Holder) are referred to herein as the “Investors.” The right of an Investor to receive payments of Principal and Interest under this Note shall be pari passu with the rights of the other Investors to receive payments of Principal and Interest under their respective Notes, and the Company covenants that any payments made by it with respect to the Notes shall be made pro rata among the Investors determined based on the ratio of the outstanding balance of Principal and Interest under each Note divided by the aggregate outstanding balance of Principal and Interest under all Notes. By the Holder’s acceptance of this Note, the Holder agrees to the foregoing sentence.

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CONVERSION OF NOTE. This Note shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 3.

Conversion Right. At any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If any conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock to the nearest whole share but shall have no obligation to pay the Holder for any fraction of a share of Common Stock forfeited as a result of such rounding. The Company shall pay any and all stock issuance taxes and costs, stock transfer, stamp, documentary and similar taxes (excluding any taxes on the income or gain of the Holder) that may be payable with respect to the issuance and delivery of this Note, the warrant and any shares of Common Stock to the Holder upon conversion of any Conversion Amount. To the extent permitted by law, the Company and the Holder acknowledge and agree that any conversion of all or any portion of the Conversion Amount into shares of Common Stock pursuant to the terms of this Section 3(a) will not be treated as a taxable transaction and the Company and the Holder agree to report any such conversion in a manner consistent with the foregoing treatment.

Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) (the “Conversion Rate”) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price.

“Conversion Amount” means the sum of (A) the portion of the Principal (including and deferred interest added thereto as Principal pursuant to this Note) to be converted with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

“Conversion Price” means an amount equal to 30% of the average of the three lowest reported daily sale or daily closing trading prices (whichever is the lower) for the Company’s common stock as reported on the OTCQB (or such other OTC Markets or OTC Tiers, stock markets or stock exchange upon which the Company’s common stock is listed or traded) during the thirty (30) trading days immediately preceding the Conversion Date, subject to adjustment as provided herein (including, without limitation, adjustment pursuant to Section 6), or a fixed conversion price of $0.001 per share, whichever is greater.

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Mechanics of Conversion.

Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), a Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 6:00 p.m., Nevada Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), cause this Note to be delivered to the Company as soon as practicable on or following such date. On or before 5:00 p.m., Nevada Time, on the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder (at the facsimile number provided in the Conversion Notice) and to the Company’s transfer agent, if any (the “Transfer Agent”). On or before 5:00 p.m., Nevada Time, on the third (3rd) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, cause the Transfer Agent to credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian (“DWAC”) system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or if the Holder otherwise requests, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 14(d)), representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

Company’s Failure to Timely Convert. If, at any time, the Company shall fail to credit the Holder’s balance account with DTC or issue a certificate to the Holder, as the case may be, upon conversion of any Conversion Amount on or prior to the date which is five (5) Business Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay damages to the Holder for each day of such Conversion Failure in an amount equal to 1.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the higher of Closing Sale Price or highest Closing ask price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise.

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Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

Disputes. In the event of a dispute between the Company and the Holder of this Note as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 19.

Limitations on Conversion. The maximum face amount of Notes that may be converted in any consecutive two week period shall be $25,000. This provision shall not apply during any period when (i) a tender offer or other offer to purchase Common Stock is outstanding to holders of Common Stock generally, (ii) an Event of Default (as defined below) has occurred and is continuing, or an event, which with the giving of notice or lapse of time, or both would be an Event of Default has occurred and is continuing, (iii) a Major Event has occurred, (iv) the Common Stock is traded on an Eligible Market, or (v) the average daily trading volume of Common Stock (including all block trades, trades on or off any and all stock exchanges and markets, etc.) over any three month period exceeds 100,000 shares. If, in the aggregate, the holders of Notes elect to convert more than the face amount of Notes permitted to be converted under this Section 3(d), then (x) the maximum dollar amount of Notes permitted under this Section 3(d) to be converted shall be converted, (y) the Company shall provide to the converting holders a notice setting forth the dollar amount of the Notes so converted, a statement of the dollar amount of Notes not so converted (and the reasons therefor) and (z) the balance of the Notes requested to be converted shall be converted, automatically, as soon thereafter as permitted hereunder unless the holders originally giving notice of conversion advise the Company by a notice received prior to the conversion of the remaining unconverted Notes that such holders do not wish to have the unconverted Notes so converted. This Section 3(d) shall not limit the conversion of that portion of the Principal amount due on any of the Notes that reflects unpaid deferred interest added to Principal as provided in Section 2.

RIGHTS UPON EVENT OF DEFAULT.

Event of Default. Each of the following events shall constitute an “Event of Default”:

the Company’s failure to pay to the Holder any amount of Principal when and as due under this Note (including, without limitation, upon a redemption request pursuant to Section 2(d));

the Company’s failure to pay to the Holder any amount of Interest, Late Charges or other amounts (other than the amounts specified in clause (i)) when and as due under this Note if such failure continues for a period of at least three (3) Business Days;

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(i) the Company’s failure to pay any sums due to the Holder pursuant to any notice given by the Company to prepay all or any portion of this Note;

(ii) any acceleration prior to maturity of any Indebtedness referred to in clause (a) or (b) of the definition thereof of the Company or any of its Subsidiaries consisting of principal individually or in the aggregate equal to or greater than $25,000;

(iii) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is not vacated, set aside or reversed within sixty (60) days that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(v) a final judgment, arbitration award or judgments for the payment of money aggregating in excess of $25,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy institutional lender or insurance or bonding company shall not be included in calculating the $25,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(vi) the Company or any Subsidiary breaches any negative covenant in any Transaction Document;

(vii) the Company breaches any affirmative covenant or agreement or materially breaches any representation or warranty in any Transaction Document, and such breach continues for a period of at least thirty (30) days;

(viii) the failure of the Company to achieve a listing on an Eligible Market within three (3) years after the Issuance Date;

(ix) the Company or any Subsidiary shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Indebtedness in excess of $25,000 (“Material Indebtedness”), when and as the same shall become due and payable, after giving effect to any grace period with respect thereto;

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(x) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

(xi) A Major Event shall have occurred;.

(xii) either (a) the Company’s Board of Directors, a committee of the Board of Directors or the officer or officers of the Company authorized to take such action if board action is not required, concludes that any previously issued financial statements, including interim periods, should no longer be relied upon because of an error in such financial statements as addressed in Accounting Principles Board Opinion No. 20, as may be modified, supplemented or succeeded, or (b) the Company is advised by, or receives notice from, its independent accountant that disclosure should be made or action should be taken to prevent future reliance on a previously issued audit report or completed interim review related to previously issued financial statements, and in either case the amended financial statements required in order to permit reliance on such financial statements for the affected periods have not been filed with the SEC within ninety (90) days of the earliest such event; provided, however that if the facts and/or circumstances underlying the Event of Default described in this Section 4(a) would also create or constitute a separate Event of Default under this Note, the cure period set forth in this Section 4(a)(xiv) shall not supersede or prevent the application of any shorter cure period associated with such other applicable Event of Default, each of which may be enforced separately and independently.

(d) Rights Upon Event of Default. Promptly after the occurrence of an Event of Default, the Company shall deliver written notice thereof (an “Event of Default Notice”) to each Holder, and each Holder may, at its option, by notice to the Company (an “Event of Default Acceleration Notice”), declare the Default Amount to be due and payable upon demand (an “Acceleration”), provided that upon the occurrence of an Event of Default described in Sections 4(a)(v) and 4(a)(vi) above, such Acceleration shall occur automatically without requiring the delivery of an Event of Default Acceleration Notice, such that the Default Amount shall automatically become immediately due and payable without any further notice, demand or other action.

(i) For purposes hereof, the “Default Amount” shall equal the entire unpaid Principal balance under this Note, plus all previously accrued and unpaid Interest and Late Charges, together with all future Interest (calculated at the Default Rate) through the later of the payment date or the Maturity Date, plus the portion of the prepayment premium provided for clause 1(b)(v)(B) that would have been applicable if the Company gave a timely notice to prepay the Note upon the happening of the applicable Event of Default giving rise to the Acceleration.

(ii) The Default Amount shall be due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

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(iii) Rights Upon Event of Default. Promptly after the occurrence of an Event of Default, the Company shall deliver written notice thereof (an “Event of Default Notice”) to Holder may, at its option, by notice to the Company (an “Event of Default Acceleration Notice”), declare the Default Amount to be due and payable upon demand (an “Acceleration”), provided that upon the occurrence of an Event of Default described in Sections 4(a)) above, such Acceleration shall occur automatically without requiring the delivery of an Event of Default Acceleration Notice, such that the Default Amount shall automatically become immediately due and payable without any further notice, demand or other action. For purposes hereof, the “Default Amount” shall equal the entire unpaid Principal balance under this Note, plus all previously accrued and unpaid Interest and Late Charges, together with all future Interest (calculated at the Default Rate), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Following an Acceleration, the Holder shall have the right, but not the obligation, to demand payment in full of the Default Amount at any time prior to the original Maturity Date of this Note upon written notice to the Company (a “Demand Notice”). In the event a Demand Notice is not immediately given upon the occurrence of an Event of Default, or the Company otherwise does not immediately pay the Default Amount when due, interest shall continue to accrue on the Note as provided herein. The Company shall deliver the applicable Default Amount to the Holder (x) in the case of an Event of Default under Section 4(a)(iv) or 4(a)(v), immediately, and (y) in the case of any other Event of Default, within five (5) Business Days after the Company’s receipt of the Demand Notice. In the event the Company fails to deliver the Default Amount as described above, the Holder shall be permitted to exercise such rights as a secured party or otherwise hereunder or under the other Transaction Documents to the extent permitted by applicable law.

RIGHTS UPON A CHANGE OF CONTROL.

Assumption. The Company shall not enter into or be party to a transaction resulting in a Change of Control unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements on or prior to the consummation of such Change of Control, including the agreement to deliver to the Holder of this Note in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of this Note (the “Successor Note”). Upon the occurrence of any Change of Control, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Change of Control, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein, until such time as the Successor Note is delivered. Upon consummation of a Reclassification or Change of Control as a result of which holders of Common Stock shall be entitled to receive stock, securities, cash, assets or any other property with respect to or in exchange for such Common Stock, the Company or Successor Entity, as the case may be, shall deliver to the Holder confirmation that there shall be issued upon conversion of this Note at any time after the consummation of such Reclassification or Change of Control, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of this Note prior to such Reclassification or Change of Control, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Reclassification or Change of Control had this Note been converted immediately prior to such Reclassification or Change of Control, as adjusted in accordance with the provisions of this Note. The provisions of this Section 5(a) shall apply similarly and equally to successive Change of Control transactions and shall be applied without regard to any limitations on the conversion of this Note.

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Payment of Accrued and Unpaid Interest. Upon a Change of Control, (i) all accrued and unpaid Interest shall become immediately due and payable and the Company shall pay to the Holders all such Interest together with an amount equal to the Interest that would have accrued on the Notes from the effective date of such Change in Control through the Maturity Date whether or not the Notes remain outstanding as a result of such Change in Control event; and, (ii) the Holders may, in their respective sole elections, by notice to the Company, accelerate the Maturity Date upon notice to the Company, in which event, the Company shall pay to the Holder or Holders so accelerating the then outstanding Principal amount due on the Notes so accelerated.

RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock, Options, rights to acquire Company securities or in Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution, as the case may be.

Adjustment of Conversion Rate upon Subdivision or Combination of Common Stock; Stock Dividends. If the Company at any time, or from time to time, subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time, or from time to time, combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 6(b) shall become effective at the close of business on the date the subdivision or combination becomes effective or, in the case of a stock dividend, the date of such event.

(i) Adjustment of Conversion Rate upon Cash Dividends and Distributions. If the Company at any time, or from time to time, pays a dividend or makes a distribution in cash to the record holders of any class of Common Stock, then immediately after the close of business on the day that the Common Stock trades ex-distribution, the Conversion Price then in effect shall be reduced to an amount equal to the product of (i) the Conversion Price in effect immediately prior to such dividend or distribution and (ii) the quotient determined by dividing (A) the Closing Sale Price of the Common Stock on the day that the Common Stock trades ex-distribution by (B) the sum of (1) the Closing Sale Price of the Common Stock on the day that the Common Stock trades ex-distribution plus (2) the amount per share of such dividend or distribution. The Company shall not be required to give effect to any adjustment in the Conversion Price pursuant to this Section 6(c) unless and until the net effect of one or more adjustments (each of which shall be carried forward until counted toward an adjustment), determined in accordance with this Section 6(c), shall have resulted in a change of the Conversion Price by at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least 1%, such change in the Conversion Price shall then be given effect.

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(ii) Adjustment of Conversion Rate upon Distributions of Capital Stock, Indebtedness or Other Non-Cash Assets. If the Company at any time, or from time to time, distributes any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in Section 6(b)) to the record holders of any class of Common Stock, then the Conversion Price then in effect shall be reduced to an amount equal to the product of (A) the Conversion Price then in effect and (B) a fraction of which the numerator shall be the Closing Sale Price per share of the Common Stock on the record date fixed for determination of stockholders entitled to receive such distribution less the fair market value on such record date (as determined by the Board of Directors) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date) and of which the denominator shall be the Closing Sale Price per share of the Common Stock on such record date.

Adjustment of Conversion Rate Upon Issuance of Additional Shares of Common Stock.

In the event the Company shall, at any time after the Issuance Date and prior to the ~~seven (7) month~~ first anniversary thereof (the “First Anniversary”), issue or be deemed to issue Additional Shares of Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance, then the Conversion Price shall be reduced, concurrently with such issuance, to the consideration per share received by the Company for such issuance of the Additional Shares of Common Stock; provided that if such issuance was without consideration, then the Company shall be deemed to have received an aggregate of $0.001 of consideration for all such Additional Shares of Common Stock issued.

In the event the Company shall at any time on or after the FirstAnniversary issue or be deemed to issue Additional Shares of Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance, then the Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(A) “CP2” shall mean the Conversion Price in effect immediately after such issuance of Additional Shares of Common Stock

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(B) “CP1” shall mean the Conversion Price in effect immediately prior to such issuance of Additional Shares of Common Stock;

(C) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Shares of Common Stock;

(D) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issuance by CP1); and

(E) “C” shall mean the number of such Additional Shares of Common Stock issued or deemed to be issued in such transaction.

Determination of Consideration. For purposes of this Section 6(d), the consideration received by the Company for the issuance of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property: Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board of Directors of the Company; and

(3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received for the Additional Shares of Common Stock, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Company.

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(B) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock consisting of Options and Convertible Securities, shall be determined by dividing: (1) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

Other Events; Other Dividends and Distributions. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors shall, in good faith, make an adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 6.

Notice of Adjustment. Whenever the Conversion Price is adjusted pursuant to this Section 6, the Company shall promptly mail notice of such adjustment to the Holder, which notice shall set forth the Conversion Price after adjustment, the date on which such adjustment became effective and a brief statement of the facts resulting in such adjustment.

Pre-emptive Right.

Issuance of Additional Equity Securities. The Company hereby grants to each Holder (the right to purchase its Pro Rata Portion of any new equity securities (other than any Excluded Securities) and of any new convertible debt (collectively the “New Securities”) that the Company may from time to time propose to issue or sell to any party.

Additional Issuance Notices. The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale described in subsection (a) above to the Holders within five Business Days following any meeting of the Board at which any such issuance or sale is approved. The Issuance Notice shall, if applicable, be accompanied by a written offer from any prospective purchaser seeking to purchase New Securities and shall set forth the material terms and conditions of the proposed issuance, including:

the number and description of the New Securities proposed to be issued and the percentage of the Company’s outstanding Equity Securities such issuance would represent;

the proposed issuance date, which shall be at least 20 Business Days after the date of the Issuance Notice; and

the proposed purchase price per share or debt instrument.

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Exercise of Pre-emptive Rights. Each Holder shall for a period of 15 Business Days following the receipt of an Issuance Notice (the “Exercise Period”) have the right to elect irrevocably to purchase its Pro Rata Portion of the New Securities at the purchase price set forth in the Issuance Notice by delivering a written notice to the Company. The closing of any purchase by any Holder shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice; provided, however, that the closing of any purchase by any Pre-emptive Stockholder may be extended beyond the closing of the transaction in the Issuance Notice to the extent necessary to obtain required government approvals and other required third party approvals or consents (and the Company shall its best efforts to obtain such approvals and consents).

Over-Allotment. No later than five Business Days following the expiration of the Exercise Period, the Company shall notify each Holder in writing of the number of New Securities that each Holder has agreed to purchase (including, for the avoidance of doubt, where such number is zero) (the “Over-allotment Notice”). Each Holder exercising its right to purchase its Pro Rata Portion of the New Securities in full (an “Exercising Holder”) shall have a right of over-allotment such that if any other Pre-emptive Stockholder fails to exercise its right under this Section to purchase its Pro Rata Portion of the New Securities (each, a “Non-Exercising Holder”), such Exercising Holder may purchase its Pro Rata Portion of such Non-Exercising Holder’s allotment by giving written notice to the Company within five Business Days following receipt of the Over-allotment Notice (the “Over-allotment Exercise Period”).

Sales to the Prospective Buyer. If any Holder fails to purchase its allotment of the New Securities within the time periods described in subsection (c) and after the expiration of the Over-allotment Exercise Period, the Company shall be free to complete the proposed issuance or sale of New Securities described in the Issuance Notice with respect to which Pre-emptive Stockholders failed to exercise the option set forth in this Section on terms no less favorable to the Company than those set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold by the Company may be reduced); provided, that (x) such issuance or sale is closed within 30 Business Days after the expiration of the Over-allotment Exercise Period (subject to the extension of such 30 Business Day period for a reasonable time not to exceed 60 calendar days to the extent reasonably necessary to obtain any government approvals) and (y) for the avoidance of doubt, the price at which the New Securities are sold is at least equal to or higher than the purchase price described in the Issuance Notice. If the Company has not sold such New Securities within such time period, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Stockholders in accordance with the procedures set forth in this Section.

Closing of the Issuance. Upon the issuance of any New Securities in accordance with this Section, the Company shall deliver to each Exercising Holder certificates (if any) evidencing the New Securities, which New Securities shall be issued free and clear of any liens (other than those arising hereunder and those attributable to the actions of the purchasers thereof), and the Company shall so represent and warrant to the purchasers thereof, and further represent and warrant to such purchasers that such New Securities shall be, upon issuance thereof to the Exercising Holders and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. Each Exercising Holder shall deliver to the Company the purchase price for the New Securities purchased by it by certified or bank check or wire transfer of immediately available funds. Each party to the purchase and sale of New Securities shall take all such other actions as may be reasonably necessary to consummate the purchase and sale including, without limitation, entering into such additional agreements as may be necessary or appropriate.

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For purposes of this Section 7 the following terms shall have the following meanings:

“Excluded Securities” means Equity Securities issued in connection with: (a) a grant to any existing or prospective consultants, employees, officers or Directors pursuant to any stock option, employee stock purchase or similar equity-based plans or other compensation agreement existing on the date hereof; (b) the conversion or exchange of any securities existing on the date hereof (including the Warrant Shares and Note Shares issuable pursuant to the Agreement) of the Company into shares of Common Stock, or the exercise of any options, warrants or other rights to acquire such shares existing on the date hereof; (c) a stock split, stock dividend or any similar recapitalization; or (d) any issuance of securities in an underwritten public offering by the Company (not including a registered direct offering.

“Pro Rata Portion” means, with respect to any Holder, on any issuance date for New Securities, the number of New Securities equal to the product of (i) the total number of New Securities to be issued by the Company on such date and (ii) the fraction determined by dividing (x) the number of shares of Common Stock owned or issuable to such Holder upon the conversion of this Note and the exercise of any Warrants issued by the Company to such Holder immediately prior to such issuance by (y) the total number of shares of Common Stock of the Company outstanding on such date immediately prior to such issuance.

NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

RESERVATION OF AUTHORIZED SHARES.

Reservation. The Company shall at all times reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock equal to 120% of the Conversion Rate with respect to the full Conversion Amount of this Note, solely for the purpose of effecting the conversion of this Note (the “Required Reserve Amount”).

Insufficient Authorized Shares. If at any time while this Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its commercially reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

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VOTING RIGHTS. The Holder shall have no voting rights as the Holder of this Note, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware, and as expressly provided in this Note, the Company’s Charter or any of the other Transaction Documents.

OTHER COVENANTS.

Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for quotation on the principal exchange or market in which it is listed. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the principal market in which it is listed, other than in connection with a transfer of listing to an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 10(a).

Quarterly Report of Outstanding Principal and Interest. The Company covenants to deliver to the Holder, within 30 days following the end of each calendar quarter while any portion of this Note remains outstanding, a written statement signed by an authorized officer of the Company certifying (i) the amount of the outstanding Principal balance of this Note, including any Interest added to Principal pursuant to Section 2(a) and 2(b) above, and (ii) all accrued but unpaid Interest on such outstanding Principal balance, and (iii) all remaining scheduled payments of Interest through the Maturity Date, in each case as of the end of such calendar quarter.

Waiver of Usury Defense. The Company covenants (to the extent that it may lawfully do so) that it shall not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and shall actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that the interest rate on this Note violates present or future usury or other laws relating to the interest payable on any Indebtedness and shall not otherwise avail itself (and shall actively resist any attempt to compel it to avail itself) of the benefits or advantages of any such laws.

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Registration Rights. The Company agrees that the Holder, as a holder of Registrable Securities (as defined in the Registration Rights Agreement, dated as of the Issuance Date, by and among the Company and the Investors identified therein, as may be amended and/or restated from time to time (the “Registration Rights Agreement”), is entitled to the benefits of the Registration Rights Agreement. Further, if (i) the Registration Statement (as defined in Registration Rights Agreement) required by Section 2(a) of the Registration Rights Agreement, covering the Registrable Securities required to be covered thereby is (A) not filed with the SEC on or before thirty (30) calendar days after the applicable Registration Request (as defined in Registration Rights Agreement) (a “Filing Failure”) or (B) not declared effective by the SEC on or before the date that is one hundred and eighty (180) calendar days after the applicable Registration Request, in each case to the extent required under the Registration Rights Agreement (an “Effectiveness Failure”) or (ii) after the effective date of any Registration Statement, after the second (2nd) consecutive Business Day (other than during an allowable blackout period pursuant to Section 3(g) of the Registration Rights Agreement (“Blackout Period”)) on which sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, or to maintain a listing of the Common Stock required for sales to be made under the Registration Statement) (a “Maintenance Failure”), then, as relief for the damages to the Holder by reason of any such delay in or reduction of its ability to sell the Registrable Securities, the Company shall pay to the Holder an amount in cash equal to (A) one percent (1%) of the outstanding Principal balance of this Note on each of the following dates: (i) the day of a Filing Failure; (ii) the day of an Effectiveness Failure; and (iii) the initial day of a Maintenance Failure, and (B) one percent (1%) of the outstanding Principal balance of this Note on each of the following dates: (i) on every thirtieth (30th) day after the initial day of a Filing Failure (prorated for periods totaling less than thirty (30) days) until such Filing Failure is cured; (ii) on every thirtieth (30th) day after the initial day of an Effectiveness Failure (prorated for periods totaling less than thirty (30) days) until such Effectiveness Failure is cured; (iii) on every thirtieth (30th) day after the initial day of a Maintenance Failure (prorated for periods totaling less than thirty (30) days) until such Maintenance Failure is cured. The payments to which the Holder shall be entitled pursuant to this Section 10(d) are referred to herein as “Registration Default Payments.” Registration Default Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Default Payments are incurred and (II) the third (3rd) Business Day after the event or failure giving rise to the Registration Default Payments is cured. In the event the Company fails to make Registration Default Payments in a timely manner, such Registration Default Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full. If the Company has declared a Blackout Period, a Maintenance Failure shall be deemed not to have occurred and be continuing in relation to the Registration Statement during the period specified in Section 3(g) of the Registration Rights Agreement. Registration Default Payments shall be payable from the first day any Blackout Period exceeds the period specified in Section 3(g) of the Registration Rights Agreement. Registration Default Payments shall cease to accrue at the end of the Effectiveness Period (as defined in Registration Rights Agreement); provided that the foregoing shall not affect the Company’s obligation to make Registration Default Payments for any period prior to such time. Whenever in this Note there is mentioned, in any context, the payment of interest on, or in respect of, this Note, such mention shall be deemed to include mention of the payment of liquidated damages on this Note to the extent that, in such context, such liquidated damages are, were or would be payable in respect thereof pursuant to this Section 10(d). For the avoidance of doubt, the Registrable Securities required to be included in any Registration Statement referred to in this Section 10(d) shall be determined according to the provisions of the Registration Rights Agreement, including all references to exceptions therein in such provisions related to the “Rule 415 Amount,” as applicable.

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VOTE TO ISSUE, OR CHANGE THE TERMS OF NOTE. Any provision of this Note may be amended, waived or modified only upon the written consent of both the Company and the Holder.

TRANSFER. This Note and the shares of Common Stock issuable upon conversion of this Note may not be offered for sale, sold, transferred or assigned (i) in the absence of (a) an effective registration statement for this Note or the shares of Common Stock issuable upon conversion of this Note, as applicable, or (b) an opinion of counsel (selected by the Holder and reasonably acceptable to the Company), in a form reasonable acceptable to the Company, that this Note and the shares of Common Stock issuable upon conversion of this Note may be offered for sale, sold, assigned or transferred pursuant to an exemption from registration; provided that such opinion of counsel shall not be required in connection with any such sale, assignment or transfer to an institutional accredited investor that is, prior to such sale, assignment or transfer, an affiliate of the Holder, or (ii) unless the Holder provides the Company with assurance (reasonably satisfactory to the Company) that such Note or the shares of Common Stock issuable upon the conversion of this Note can be sold, assigned or transferred pursuant to Rule 144.

REISSUANCE OF THIS NOTE.

Transfer. This Note is issued in registered form pursuant to Treasury Regulations section 1.871-14(c)(1). The Company (or its agent) will maintain a record of the Holder of this Note, and of Principal and Interest hereon as required by that regulation. This Note may be transferred or otherwise assigned only by surrender of this Note and issuance of a new Note in accordance with this Section 14, and neither this Note nor any interest herein may be sold, transferred or assigned to any Person except upon satisfaction of the conditions specified in this Section 14. If this Note is to be transferred or assigned, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 14(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 14(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 14(d)) representing the then outstanding Principal.

Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 14(d) and in Principal amounts of at least $5,000 representing in the aggregate the outstanding Principal of this Note (including any deferred interest thereon that has been added to such Principal amount as provided herein), and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

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Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 14(a) or Section 14(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, THEN, in any such event, the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys’ fees, costs and disbursements.

CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder of this Note and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

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FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

DISPUTE RESOLUTION. In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Company shall submit the disputed arithmetic calculations via facsimile within three (3) Business Days of receipt, or deemed receipt, of the Conversion Notice, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such calculation within five (5) Business Days of such disputed arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile the disputed arithmetic calculation of the Conversion Rate to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the accountant, as the case may be, to perform the calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed calculations. Such accountant’s calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

NOTICES; PAYMENTS.

Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder of any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a good check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the initial Holder of this Note, shall initially be as set forth in the Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the this Note or the Transaction Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of five percent (5%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

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WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, presentment, notice of presentment, protest, notice of protest, and all other demands and notices (other than the notices expressly provided for in this Note) in connection with the delivery, acceptance, default or enforcement of this Note and the Purchase Agreement.

GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon/relating to this instrument, the other Transaction Documents or the transactions contemplated hereby or thereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the City of New York, and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document in accordance with the notice provisions of the Agreement, or by certified or registered or express mail or any other method permitted by rule or law to such party’s address set forth herein (or to such other address as a party may designate from time to time for notices) shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum or that the court does not have personal jurisdiction of such party.

Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS INSTRUMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS INSTRUMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS INSTRUMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued and all shares of Common Stock issuable upon conversion of any Options or Convertible Securities issued by the Company after the Issuance Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities:

shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, combination or other distribution or recapitalization on shares of Common Stock that is covered by Section 6(b) or 6(c) of this Note; and

shares of Common Stock, Options or Convertible Securities issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company prior to the date hereof.

For the avoidance of doubt, shares of Common Stock issuable upon conversion or exercise of any Option or Convertible Security shall be deemed to have been issued, for the consideration described in Section 6(d)(iii)(B), on the date of issuance of the Option or Convertible Security, as the case may be.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Change of Control” means the consummation of any Major Event.

“Common Stock” means the shares of the Company’s common stock, par value $0.001 per share, and any other securities of the Company which may be issued or issuable with respect to, in exchange for, or in substitution of, such shares of common stock (including without limitation, by way of recapitalization, reclassification, reorganization, merger or otherwise).

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

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“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Eligible Market” means The New York Stock Exchange, Inc. (“NYSE”), including the NYSE Amex, The Nasdaq Stock Market, the OTCBB or their successors.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“GAAP” means United States generally accepted accounting principles, consistently applied, or successor conventions.

“Indebtedness” of any Person means, without duplication (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including, without limitation, “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (g) any amount raised by acceptance under any acceptance credit facility, (h) receivables sold or discounted (other than within the framework of factoring, securitization or similar transaction where recourse is only to such receivables or proceeds), (i) any derivative transaction, (j) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (excluding commercial letters of credit issued in the ordinary course of business), (k) all indebtedness referred to in clauses (a) through (j) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (l) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (k) above.

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“Major Event” means the occurrence of (i) the signing of a definitive agreement or a series of agreements for the transfer, sale, lease or license of all or substantially all of the Company’s assets, a substantial portion of its intellectual property, a controlling interest in any Subsidiary of the Company; or capital securities of the Company or any of its Subsidiaries; (ii) the signing of a definitive agreement to consolidate or merge with or into another Person (whether or not the Company is the Successor Entity) resulting, after giving effect to the consummation of the transactions contemplated by such agreement, in such other Person (or the holders of such other Person’s capital stock immediately prior to the transaction) (other than the Holder) being or becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of any class of the Company’s or the Successor Entity’s outstanding capital securities; (iii) the signing of a definitive agreement or a series of agreements to consummate a stock acquisition or sale or other business combination (including, without limitation, a reorganization, recapitalization, or spin-off), or series thereof, with any other Person or Persons (other than the Holder) that results, after giving effect to the consummation of the transactions contemplated by such agreement or agreements, in such other Person or Persons being or becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of any class of the Company’s outstanding capital securities; or (iv) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 35% of the outstanding shares of Common Stock (other than the Holder) (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (v) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) (other than the Holder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (x) 35% or more of the aggregate ordinary voting power represented by issued and outstanding Common Stock or (y) 35% or more of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by the such Person or Persons as of the date hereof

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Reclassification” means any reclassification or change of shares of Common Stock issuable upon conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination).

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision thereto.

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“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which 50% or more of the total voting power of equity entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees or other governing body thereof is at the time owned or controlled by such Person (regardless of whether such equity is owned directly or through one or more other Subsidiaries of such Person or a combination thereof).

“Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Change of Control or the person with which such Change of Control transaction shall have been made. In the event that the Person resulting from or surviving any Change of Control is a Subsidiary, Successor Entity shall be the parent of such Subsidiary.

“Transaction Documents” has the meaning given to such term in the Purchase Agreement.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

Players Network a nevada corporation

By:	/s/
Name
Title

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EXHIBIT I

PLAYERS NETWORK

a Nevada corporation

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Players Network. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.001 per share (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion:
Aggregate Conversion Amount to be converted:
Please confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:

Facsimile Number:
Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

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